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EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock
of
Exa Corporation
at
$24.25 Per Share
by
3DS Acquisition 3 Corp.,

Dassault Systemes Simulia Corp.
and
Dassault Systèmes S.E.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 9, 2017, UNLESS THE OFFER IS EXTENDED.

              This Notice of Guaranteed Delivery (as it may be amended or supplemented, the "Notice of Guaranteed Delivery"), or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by email or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By email: canoticeofguarantee@computershare.com

              DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TO AN EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

              THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

              The undersigned hereby tender(s) to:

              3DS Acquisition 3 Corp., a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of Dassault Systemes Simulia Corp., a Rhode Island corporation ("Parent"), which is an indirect wholly owned subsidiary of Dassault Systèmes S.E., a European Company incorporated in France ("Dassault Systèmes"), upon the terms and subject to the conditions set forth in the offer to purchase, dated October 12, 2017 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and in the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (each, a "Share" and collectively, the "Shares"), of Exa Corporation, a Delaware corporation ("Exa"), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares
Certificate Nos. (if available)
Address(es)
Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number

X	Dated:	, 2017
X	Dated:	, 2017

Signatures(s) of Record Holder(s)

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

              The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within two (2) NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

              The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title

(Area Code) Telephone No.	Dated:	, 2017

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  EXHIBIT (a)(1)(C)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)